UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Cloud Peak Energy Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 10, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 annual meeting of stockholders held on May 10, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Form 8-K, in an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers held at the Annual Meeting, 34,335,045 shares voted for every year, 152,665 shares voted for every two years, 7,862,722 shares voted for every three years, 625,417 shares abstained and there were 17,116,404 broker non-votes. In accordance with these results and its previous recommendation (as set forth in the definitive proxy statement for the Annual Meeting), the Board of Directors of the Company has determined that the Company will hold future say-on-pay votes every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: September 15, 2017	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary